Forest City Enterprises Investor Presentation, May 2014 EXHIBIT 99.1

INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), net operating income (“NOI”), Comparable NOI, and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non-GAAP measures. For a more thorough discussion of FFO, Operating FFO, NOI, Comparable NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on May 7, 2014. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 2

Company Overview 3

OUR STRATEGIC PLAN CAPABILITY - ADAPTABILITY - ACCOUNTABILITY Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics 4

COMPANY PROFILE 5 Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the Greater New York City metropolitan area, Boston, Denver, Dallas, Greater Washington, D.C., Los Angeles, Greater San Francisco, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential.

VISION AND MISSION 6 OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values.

7 While Forest City is similar to a typical REIT in many ways, there are important differences FOREST CITY / REIT COMPARISON TYPICAL REIT • REIT legal structure provides tax benefit • Less diversification: Typically focus on a single product type • Must distribute 90% of taxable income to shareholders • Higher percentage of debt is unsecured corporate (recourse) debt • Included in Index (RMZ, NAREIT US, etc) FOREST CITY • Efficient tax strategies = minimal cash taxes • Multi-product & mixed-used projects • Greater flexibility to retain, invest, and distribute cash • Approximately 10% of debt is corporate recourse debt  All property-level debt is non- recourse

Focus on the Core 8

BALANCED, DIVERSE NOI SOURCES 9 (1) Includes commercial and residential outlot land sales. (2) Includes limited-distribution subsidized senior housing. (3) Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income. (4) Includes Richmond, Virginia. (5) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. NOI by Product Type: 156,260$ NOI by Market Type: 151,334$ Arena 6,417 Arena 6,417 Corporate Activities (13,421) Corporate Activities (13,421) Other (3) (11,899) Other (3) (11,899) Military Housing 4,926 Grand Total NOI 137,357$ Grand Total NOI 137,357$ Net Operating Income by Product Type Net Operating Income by Core Market Pro-Rata Consolidation (dollars in thousands) Pro-Rata Consolidation (dollars in thousands) Three Months Ended March 31, 2014 Three Months Ended March 31, 2014 Retail $43,021 27.5% Office $52,545 33.6% Apartments (2) $43,701 28.0% Military Housing $4,926 3.2% Land (1) $12,067 7.7% Greater New York City $53,091 35.1% Denver $13,830 9.1% Greater Washington, D.C.(4) $13,325 8.8% Los Angeles $10,987 7.3% Greater San Francisco $10,473 6.9% Boston $9,420 6.2% Philadelphia $6,074 4.0% Chicago $4,608 3.1% Dallas $1,563 1.0% Non-Core Markets $20,161 13.3% Regional Malls(5) $7,802 5.2%

NOI BY PRODUCT TYPE AND MARKET(1) 10 (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (2) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core markets. Three Months Ended March 31, 2014 New York City 61% 36% 14% 35.1% Denver 0% 1% 4% 9.1% Washington DC 11% 6% 13% 8.8% Los Angeles 0% 20% 5% 7.3% San Francisco 1% 11% 13% 6.9% Boston 13% 0% 6% 6.2% Philadelphia 2% 3% 8% 4.0% Chicago 2% 2% 8% 3.1% Dallas 0% 0% 4% 1.0% Regional Malls (2) 0% 18% 0% 5.2% Total "Core NOI" 86.7% Cleveland 6% 2% 16% Pittsburgh 2% 1% 1% Florida 0% 0% 1% Other Markets 2% 0% 7% Non-Core Market NOI 13.3% 100% 100% 100% 100.0% Office Retail Apartments Total NOI by Market

NOI BY MARKET AND PRODUCT TYPE(1) 11 Three Months Ended March 31, 2014 (1) Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. Core Markets: Office Retail Apartments New York City 61% 29% 10% Washington DC 42% 21% 37% Los Angeles 0% 81% 19% Boston 74% 0% 26% Denver 9% 15% 76% San Francisco 7% 45% 48% Chicago 19% 17% 64% Philadelphia 21% 21% 58% Dallas 0% 0% 100% Non-Core Markets: Cleveland 31% 6% 63% Pittsburgh 29% 63% 8% Florida 0% 81% 19% Las Vegas 0% 100% 0% Other Markets 10% 44% 46% Total by Product Type 39% 32% 29%

ASSET DISPOSITIONS • Forest City continues to execute our strategy of disposing non-core assets. • 2014: We continue to seek disposition of non-core assets in non-core markets and expect to generate cash proceeds in our historical range of approximately $150 million for 2014. • Year-to-date 2014: We disposed of 8 non-core operating properties, generating net cash proceeds of approximately $58 million • 2013: We disposed of 10 non-core operating properties, generating net cash proceeds of approximately $250 million. 12 Cash Net Annualized Cap (Dollars in thousands) Count Proceeds Sales Price NOI Rate Leverage Total (2 Yr: 2012-2013) 33 836,561$ 2,148,599$ 130,269$ 6.1% 61% T tal (5 Yr: 2009-2013) 78 1,356,920$ 3,586,584$ 226,301$ 6.3% 62% T tal (7 Yr: 2007-2013) 91 1,557,338$ 4,009,470$ 252,404$ 6.3% 61% Total (10 Yr: 2004-2013) 115 2,032,738$ 4,995,085$ 314,810$ 6.3% 59% Total (12 Yr + YTD: 2002- April 2014) 129 2,102,025$ 5,329,725$ 339,088$ 6.4% 61%

ASTER CONSERVATORY GREEN RECENTLY OPENED: • Phased openings began Q3 2013 • In total, the community will consist of 24 buildings with 352 one- and two-bedroom apartments and three-bedroom townhomes located at our Stapleton project in Denver, CO • As of April 30, 2014, 149 units leased of 161 units delivered (92%) 13

WASHINGTON, D.C.

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.


M
M STREET SE
USDOT HEADQUARTERS
USDOT HEADQUARTERS
QUANDER STREET SE
TINGEY STREET SE
N STREET SE
WATER STREET SE
RIVER STREET SE
NATIONALS BALLPARK
WASHINGTON NAVY YARD
ANACOSTIA RIVER
A
B
C
D
E
F
G
G
G
H
Retail
Residential
Office
theyards

A – River Front Park (Opened 2010)	B – Foundry Lofts (Opened Q4-11)
C – Boilermaker Shops (Opened Q4-12)	D – Lumber Shed (Opened Q3-13)
E – Twelve12 (Estimated Opening Q3-14)	F – Parcel N (Estimated Opening Q1-16)
G – DC Water Parcels (Potential future development)	
H – Parcel H (Entitled future residential)	

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RECENTLY OPENED AT THE YARDS WASHINGTON, D.C. • Opened Q4 2012 • 39,000 s.f. adaptive-reuse project • Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard • As of April 30, 2014, 86% leased BOILERMAKER SHOPS LUMBER SHED • Opened Q3 2013 • 32,000 s.f. adaptive-reuse project • Office building with street-level restaurants • FC Washington relocated office location • As of April 30, 2014, 89% leased 15

UNDER CONSTRUCTION AT THE YARDS WASHINGTON, D.C. • A mixed-use project with 218 rental apartments above 88,000 s.f. of street-level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center • Q3 – 14 anticipated opening • As of April 30, 2014, 92% lease commitment (retail) TWELVE12 16

ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN BROOKLYN, NY • Signed a definitive agreement to form a joint venture with Greenland Group, expected closing June 2014 • Under the proposed JV, Greenland would acquire 70% of the remaining future development, co- develop the project with Forest City, and share in the remaining project costs going forward at the same percentage interest • 6,400 Residential Units / 2,250 Affordable • Transit and Infrastructure Improvements • LEED Certified & Sustainable Development 17

GREENLAND GROUP DEFINITIVE AGREEMENT BROOKLYN, NY 18 • GOAL: Secure strategic partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation. • STATUS: On December 16, 2013, Forest City and Greenland Group announced a definitive agreement for a joint venture to develop Atlantic Yards, a 22-acre residential and commercial real estate project in Brooklyn, New York. The approval from the United States Federal Government has been received and necessary approvals from China are progressing. As such, it is anticipated the joint venture will close during June 2014. • JOINT VENTURE: Under the terms of the agreement, Greenland Group will make a capital contribution of approximately $200 million to acquire 70% of the Atlantic Yards project, excluding Barclays Center and B2 BKLYN, the first residential building. Greenland Group will co-develop the project with Forest City, and share all the project costs going forward at the same percentage interest. Forest City will manage the day-to-day activities on behalf of the JV, which will develop the project consistent with the approved master plan. • IMPACT: The creation of the proposed JV will accelerate vertical development of the project, including the delivery of affordable housing, and also aligns with our strategy of creating capital partnerships to activate our pipeline, generate liquidity and reduce risk.

BARCLAYS CENTER BROOKLYN, NY • Opened in September, 2012 and located in Brooklyn, New York, Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project. • Barclays Center was ranked by Billboard and Venues Today magazines as the top- grossing U.S. venue for concerts and family shows and the top-seller of tickets in their 2013 report. • The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (’15 – ’16 NHL Season), and is expected to host more than 200 cultural and sporting events annually. 19

UNDER CONSTRUCTION AT ATLANTIC YARDS BROOKLYN, NY • First residential tower at Atlantic Yards, immediately adjacent to Barclays Center • Included in ASRS Development Fund • Anticipated opening of Q4-2015 • 32 Floors, 322’ tall • 363 Units: 50% Below Market/50% Market Rate • 4,000 s.f. of ground floor retail • Full service building with luxury amenities • Expected to achieve LEED Silver certification 20 B2 BKLYN

Operational Excellence 21

Pro-Rata Consolidation (Dollars in thousands) Q1 2014 Q1 2013 Comparable NOI - Total 126,543$ 1.5% 124,707$ Comparable NOI - Office 53,334$ 1.6% 52,501$ Comparable NOI - Retail 35,058$ -2.7% 36,047$ Comparable NOI - Apartments 38,151$ 5.5% 36,159$ "Core" NOI %(1) 86.7% 0.9% 85.8% Funds From Operations 55,329$ -0.3% 55,498$ Operating Funds From Operations 48,493$ 42.4% 34,044$ % Change AT A GLANCE “Results for the first quarter demonstrate continued progress as we drive forward with our key strategies of deleveraging, focusing on core markets and products and pursuing operational excellence. Operating FFO was up significantly, reflecting solid overall performance from our operating portfolio.” – David LaRue, President and CEO Q1 2014 RESULTS 22 (1) Compares the three months ended March 31, 2014 to the three months ended March 31, 2013.

Pro-Rata Consolidation (Dollars in thousands) March 31, 2014 April 30, 2013 Total Mortgage debt and notes payable, nonrecourse at pro-rata 6,409,041$ -11.7% 7,256,712$ Total Projects under Construction & Development at pro-rata (includes Development project held for sale) 935,462$ -16.2% 1,116,848$ March 31, 2014 March 31, 2013 FCE Regional Mall Sales per square foot (PSF) (Rolling 12-month basis) 509$ 6.9% 476$ Residential Total Comparable Monthly Average Rental Rates 1,379$ 3.1% 1,337$ Contractual Rent PSF (1) Prior Rent PSF (1) 12 Month Same- Space Regional Mall Leasing Spread PSF (New vs Expiring) 56.71$ 19.4% 47.51$ 12 Month Same-Space Office Leasing Spread PSF (New vs Expiring) 33.40$ 6.2% 31.45$ % Change % Change % Change AT A GLANCE We are committed to execute on our strategy of operational excellence Q1 2014 RESULTS 23 (1) Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.

AT A GLANCE

OFFICE PORTFOLIO OVERVIEW



METROTECH CENTER – Brooklyn, NY

Breakout of Office Portfolio by Leasable SF
As of 3/31/2014


Chicago, 5%
Other, 9%
Greater Washington DC(1), 10%
New York, 44%
Boston, 13%
Cleveland, 19%

(1) Includes Richmond, Virginia

41 total traditional and life science properties
- Totals 11.0M Leasable Square Feet
- Total comparable Occupancy of 92.9% as of 3/31/2014

26 traditional office properties
- Totals 8.6M Leasable Square Feet
- Concentration in New York City, 10 properties totaling 4.8M SF

New York City Overview
- *MetroTech Center*: 6 Properties totaling 2.8M SF in downtown Brooklyn
- *New York Times*: 738K SF of space on floors 28-50 located in Manhattan
- NY office portfolio 98% leased as of 3/31/2014

Greater Washington, DC [1] Overview
- 4 Properties totaling 1.2M SF
- *Lumber Shed*: 32K SF mixed use office/retail property at *The Yards*
- *The Yards* project is expected to include 1.8M SF of office space
- *Waterfront Station*: Adjacent to Waterfront/Southeastern University MetroRail station. Expected to include 660K SF of office space

15 life science properties
- Totals 2.4M Leasable Square Feet
- Focus in Boston/Cambridge – University Park at MIT

University Park at MIT Overview
- 9 Properties, totaling 1.5M SF
- 27 acre mixed-use campus development by Forest City and The Massachusetts Institute of Technology

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AT A GLANCE

RETAIL PORTFOLIO OVERVIEW

39 total centers

- 21.2M Total SF, 12.7M GLA
- Total comparable occupancy of 93.9% as of 3/31/2014

15 Regional Malls

- 16.4M Total SF, 8.2M GLA
- QIC: Strategic Partner in 8 regional malls

24 Specialty Retail Centers

- 4.9M Total SF, 4.5M GLA
- Madison International: Strategic Partner in 15 retail and entertainment properties

Specialty Retail Overview

- Focus on urban retail in New York City, with assets in Manhattan, Brooklyn, the Bronx, and Queens
- 74% of Total SF and GLA are located in New York City



SAN FRANCISCO CENTRE – San Francisco, CA

FCE Regional Mall Sales per Square Foot (1) (2)

Rolling 12-month basis for the periods presented


$525
$500
$475
$450
$476
$480
$482
$499
$509
March 31, 2013
June 30, 2013
September 30, 2013
December 31, 2013
March 31, 2014

(1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the supplemental package furnished to the SEC on May 7, 2014.

(2) The increases for the rolling 12-months ended March 31, 2014 and December 31, 2013 over prior periods are primarily due to the exclusion of sales data at Orchard Town Center (disposed Q4-13) and Promenade Bolingbrook (classified as held for sale as of March 31, 2014). With a comparable exclusion of Orchard Town Center and Promenade Bolingbrook sales data, sales per square foot for the rolling 12-months ended September 30, 2013 and December 31, 2013, would have been $505 and $511, respectively.

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QIC PARTNERSHIP AT A GLANCE 26 Forest City entered a strategic capital partnership with QIC to invest in both existing assets, as well as future opportunities. As a result of the eight individual joint ventures, QIC acquired 49 percent of Forest City’s share of the properties shown below. These properties make up a highly productive portfolio, generating average sales of approximately $500 per square foot, on a rolling 12-month basis. The transaction raised cash liquidity of approximately $350 million, after transaction costs. Forest City will continue to be responsible for leasing, operations, marketing, financing, development services and asset management of the properties.

AT A GLANCE APARTMENT PORTFOLIO OVERVIEW 27 112 Total Properties • 31,507 Total Leasable Units (22,768 at Pro-Rata) 77 Multifamily Properties • 25,571 Total Leasable Units (17,962 at Pro-Rata) • Over the past three years, this portfolio has outperformed peer averages in Comp NOI growth, averaging approximately seven percent growth each quarter over that period Atlantic Yards – Brooklyn, NY • Expected to feature more than 6,400 units of housing, with 2,250 being affordable • The first residential tower, B2 BKLYN, is expected to open Q4-2015 The Yards – Washington, DC • At full build-out, the project is expected to include up to 2,700 residential units • Currently opened/under construction at The Yards: Foundry Lofts (170 units) and Twelve12 (218 units) 35 Senior Housing Communities • 5,936 Total Leasable Units (4,806 at Pro-Rata) 94.5% 94.7% 94.8% 94.7% 94.3% 80.0% 85.0% 90.0% 95.0% 100.0% April 30, 2013 July 31, 2013 October 31, 2013 December 31, 2013 March 31, 2014 Quarterly Residential Comparable Occupancy As of: METRO 417 – Los Angeles, CA

AT A GLANCE STAPLETON 28 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. This 4,700-acre, mixed use community is home to an estimated 17,700 residents and includes 5,300 homes, 940 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 10 schools, and 900 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 2,076 acres to date, with 859 acres remaining for future development. As of 12/31/13, the taxable property value added to the City of Denver’s tax rolls totals to approximately $2.5 billion. 0 100 200 300 400 500 600 1/31/2010 1/31/2011 1/31/2012 1/31/2013 12/31/2013* Continued Momentum at Stapleton Lots sold to homebuilders *Represents 11 months ended 12/31/2013

Sustainable Capital Structure 29

SUSTAINABLE CAPITAL STRUCTURE 30 2013 “Year of transformation” • Total debt reduced $1.1 billion at our pro-rata share ($1.5 billion at full consolidation) Addressing long-term maturities for 2013 • Addressed, through closed loans and committed financings, a total of approximately $2.3 billion ($2.2 billion at pro-rata) of long term maturities Expanded Credit Facility in July, 2013 • Exercised accordion provision, increasing total available borrowings to $500 million from $465 million Property level debt is non recourse • Isolates operating and financial risk at the property level • Does not cross-collateralize mortgage debt and notes payable outside of a single project or property All remaining senior notes are convertible into Class A common stock • Three separate issuances totaling $700 million • Conversion prices ranging from $13.91 to $24.21 per Class A common share $721 $435 $113 $1,022 $331 $1,928 $- $500 $1,000 $1,500 $2,000 YE 12/31/2014 YE 12/31/2015 YE 12/31/2016 YE 12/31/2017 YE 12/31/2018 Thereafter M ill io n s Mortgage Debt and Notes Payable, Nonrecourse Maturities as of March 31, 2014

NET ASSET VALUE DISCLOSURE* * Footnotes provided in the appendix section 31 Q1 2014 Net Stabilized Stabilized Annualized Nonrecourse (Dollars in millions at pro-rata) NOI (1) Adjustments (2) NOI Stabilized NOI (3) Debt (2)(4) Commercial Real Estate A B =A+B Retail Regional Malls 29.2$ 4.5$ 33.7$ 134.8$ (1,517.0)$ Specialty Retail Centers 13.8 (0.8) 13.0 52.0 (525.1) Subtotal Retail 43.0$ 3.7$ 46.7$ 186.8$ (2,042.1)$ Office Life Science 11.4$ 1.5$ 12.9$ 51.6$ (379.9)$ New York 32.3 2.9 35.2 140.8 (1,236.3) Central Business District 4.9 — 4.9 19.6 (96.6) Suburban/Other 3.9 — 3.9 15.6 (159.2) Subtotal Office 52.5$ 4.4$ 56.9$ 227.6$ (1,872.0)$ Arena 6.4$ 2.6$ 9.0$ 35.8$ (146.9)$ Residential Real Estate Apartments 40.5$ 0.4$ 40.9$ 163.6$ (1,748.7)$ Subsidized Senior Housing 3.3 0.8 4.1 16.4 (118.3) Military Housing 4.9 (1.1) 3.8 15.0 (53.9) Subtotal Rental Properties 150.6$ 10.8$ 161.4$ 645.2$ (5,981.9)$ Other (11.4) 2.6 (8.8) (35.0) —$ Total Rental Properties 139.2$ 13.4$ 152.6$ 610.2$ (5,981.9)$ Net Asset Value Components - March 31, 2014 Completed Rental Properties ("CRP")

NET ASSET VALUE DISCLOSURE* * Footnotes provided in the appendix section 32 As of March 31, 2014 (Dollars in millions at pro-rata) Nonrecourse Net Book Book Value (4) Debt (2)(4) Value Development Pipeline Projects under construction 276.1$ (139.2)$ $ 136.9 Projects under development 280.1$ (36.5)$ $ 243.6 Development project held for sale 379.3$ (168.3)$ $ 211.0 Land inventory 125.3$ (8.6)$ $ 116.7 $ 708.2 Cash and equivalents 278.0$ $ 278.0 Restricted cash and escrowed funds 329.2$ $ 329.2 Notes and accounts receivable, net (5) 489.0$ $ 489.0 Net investments and advances to unconsolidated entities 222.8$ $ 222.8 Prepaid expenses and other deferred costs, net 137.5$ $ 137.5 $ 1,456.5 Revolving credit facility —$ $ — Convertible senior debt (700.0)$ $ (700.0) Less: convertible debt 700.0$ $ 700.0 Construction payables (116.1)$ $ (116.1) Operating accounts payable and accrued expenses (6) (688.6)$ $ (688.6) $ (804.7) Number of shares for the three months ended March 31, 2014 (in millions) 235.5 Weighted Average Shares Outstanding - Diluted Other Tangible Assets Recourse Debt and Other Liabilities

IMPLIED CAP RATE USING OUR NET ASSET VALUE DISCLOSURE 33 Development Pipeline 100% of Pro-Rata Cost Development Pipeline 0% of Pro-Rata Cost FCE-A Stock Price as of 4/30/2014 A 18.91$ 18.91$ Weighted Avg. Shares Outstanding - Diluted B 235.5 235.5 Market Capitalization AXB= C 4,453.3$ 4,453.3$ Net Book Value of Development Pipeline 708.2$ -$ Net Book Value of Other Tangible Assets 1,456.5 1,456.5 Net Book Value of Recourse Debt and Other Liabilities (804.7) (804.7) D 1,360.0$ 651.8$ Implied Equity Value of Completed Rental Properties =C-D 3,093.3$ 3,801.5$ Book Value of Adjusted Rental Properties Nonrecourse Debt 5,981.9 5,981.9 Implied Gross Value of Completed Rental Properties 9,075.2$ 9,783.4$ Annualized Stabilized NOI for Completed Rental Properties 610.2$ 610.2$ Implied Cap Rate 6.7% 6.2%

Appendix 34

PROJECTS UNDER CONSTRUCTION

Projects Under Construction	Location	Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b) (in millions)	Total Cost at 100% (2) (in millions)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2) (in millions)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
Residential:										
Radian	Boston, MA	Q2-14	50% (e)	50%	$ 0.0	$ 133.7	$ 66.9	240	5,000	Retail: 100%
2175 Market Street	San Francisco, CA	Q3-14	25%	25%	41.9	41.9	10.5	88	6,000	
The Yards - Twelve12	Washington, D.C.	Q3-14	80% (f)	100%	119.5	119.5	119.5	218	88,000	Retail: 92%
Winchester Lofts	New Haven, CT	Q3-14	90%	90%	61.7	61.7	55.5	158	-	
3700M	Dallas, TX	Q3-14/Q4-14	25% (e)	25%	0.0	90.0	22.5	381	-	
Atlantic Yards - B2 BKLYN	Brooklyn, NY	Q4-15	25%	25%	193.7	193.7	48.4	363	4,000	
					$ 416.8	$ 640.5	$ 323.3	1,448	103,000	
Office:										
300 Massachusetts Avenue	Cambridge, MA	Q1-16	50% (e)	50%	$ 0.0	$ 175.1	$ 87.6	246,000	246,000	94%
Retail:										
Antelope Valley Mall Expansion	Palmdale, CA	Q4-14	51% (e)	51%	$ 0.0	$ 22.5	$ 11.5	99,000	99,000	63%
Galleria at Sunset Expansion	Henderson, NV	Q2-15	51% (e)	51%	0.0	22.4	11.4	32,000	32,000	69%
					$ 0.0	$ 44.9	$ 22.9	131,000	131,000	
Total Projects Under Construction					**$ 416.8**	**$ 860.5**	**$ 433.8**			
Fee Development Project (g)										
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	-	-	$ 0.0	$ 138.0	$ 0.0	234,000		

Note: See page 31 in the Supplemental Package for the quarter ended March 31, 2014 for footnotes.

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PROJECTS UNDER DEVELOPMENT 36 1) Atlantic Yards - Brooklyn, NY 2) The Yards - Washington, D.C. 3) The Science + Technology Park at Johns Hopkins - Baltimore, MD 4) Waterfront Station - Washington, D.C. Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants. Below is a summary of our active large scale development projects, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $496.7 million ($651.9 million at full consolidation) of Projects Under Development (including our Development Project Held for Sale) on our balance sheet and pro-rata mortgage debt of $180.4 million ($240.1 million at full consolidation). Atlantic Yards , a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center . At full build-out, Atlantic Yards is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction is underway on the first residential tower, B2 BKLYN , which is expected to open in Q4-2015. On December 16, 2013, we entered into a definitive agreement with Greenland Group, a Chinese state‐owned enterprise (“Greenland”), for a joint venture to develop the Brooklyn Atlantic Yards project. If effectuated, the joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland would acquire 70% of the project, co-develop the project with us and share in the entire project costs going forward at the same percentage interest. The joint venture would develop the project consistent with the approved master plan. All due diligence by Greenland has been completed and no other significant contingencies which could prevent the transaction from closing remain. The agreement is subject to certain government and regulatory approvals. We have fulfilled all of our pre-closing requirements. The approval from the United States Federal Government has been received and necessary approvals from China are progressing. As such, it is anticipated the joint venture will close during June 2014. We have analyzed the agreement and determined that, upon closing, the joint venture will be accounted for on the equity method of accounting, resulting in the deconsolidation of the investment in Brooklyn Atlantic Yards and its allocation of the site acquisition costs. Based on the facts described above, we estimate it is likely the transaction will close. As a result, we have classified the assets and liabilities as held for sale on our consolidated balance sheets as of March 31, 2014 and December 31, 2013, and recorded the asset at fair value, less costs to sell, resulting in an impairment of $242.4 million ($289.9 million at full consolidation) recorded during the 11 months ended December 31, 2013. Additionally, upon closing, evaluation on a quarterly basis for other than temporary impairment of our equity method investment will be required. This could result in future impairments of our equity method investment. The closing of this transaction will significantly reduce our equity requirements for the full build-out of this project thereby reducing our development risk and improving our future liquidity. The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,700 residential units, 1.8 million square feet of office space and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops and Lumber Shed . Additionally, Twelve12 is currently under construction. The 31-acre Science + Technology Park at Johns Hopkins is a center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park . Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).

MILITARY HOUSING NOI 37 Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 2013* Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,968 $11,201 $9,471 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 $2,800 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 $624 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 $6,231 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562 $19,126 * Represents the 11 months ended December 31, 2013 Military Housing NOI (In Thousands)

38 • GOAL: To communicate our commitment to our core values, through our first ever Corporate Social Responsibility (CSR) report. • STATUS: On August 27, 2013, Forest City released its first Corporate Social Responsibility report, Built on Purpose. The report fulfills the requirements of an Application Level B in accordance with the Global Reporting Initiative (GRI), the leading global framework for CSR reporting. • HIGHLIGHTS:  More than 30 LEED-certified buildings completed or planned  Associate contributions totaling more than $630,000 to the United Way in 2012  $6 million in energy efficiency savings since 2011  Over six megawatts of renewable power capacity installed • Impact: Triggered an increase in Forest City’s MSCI Intangible Value Assessment, rating from a BB to an A in a single review rating. According to Greenbiz.com: “The MSCI Intangible Value Asset is a comprehensive review of a company’s risks and opportunities beyond those typically examined in traditional financial analyses. Using industry analysis and peer benchmarking, MSCI evaluates a company on many Environmental, Social and Governance (ESG) factors. The resulting ratings range from AAA on the high end to CCC on the low. Forest City’s rating signifies an increase of two levels, representing a virtually unprecedented accomplishment for the company and reinforcing the importance of its commitment to CSR throughout its mission and core values as an organization.” – Greenbiz.com, December 4, 2013 CORPORATE SOCIAL RESPONSIBILITY REPORT

ASRS – MULTIFAMILY DEVELOPMENT FUND

OVERVIEW: Forest City was chosen by the Arizona State Retirement System ("ASRS") based on development **expertise**, the **quality** of our portfolio, a visible **pipeline** of opportunities, as well as **engagement** in communities where we do business. The **$400 million equity fund** will be paired with project financing for aggregate multifamily development investment of up to **$1 billion**. The fund will invest primarily in five core markets: New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco.

Project *($ in millions)*	Location	Units	Construction Start	Total Costs	Net Equity
Under Construction:					
Atlantic Yards - B2 BKLYN	Brooklyn, NY	363	Q4-12	$ 193.7	$ 48.4
2175 Market Street	San Francisco, CA	88	Q1-13	41.9	10.5
		Total Under Construction		$ 235.6	$ 58.9
Potential Future Investments*:					
Blossom Plaza	Los Angeles, CA	240	Q2-14	Total Identified Costs and Equity of Potential Future Investments represent ~$800-$850M, and ~$300-$350M respectively.	
Uptown Apartments**	Oakland, CA	665	-		
Museum Towers**	Philadelphia, PA	286	-		
Museum Towers 2	Philadelphia, PA	294	Q3-14		
The Yards - Parcel N	Washington D.C	320	Q3-14		
Broadway and Hill	Los Angeles, CA	391	Q4-14		
Waterfront	Washington D.C	365	Q4-14		
Grand Total		**3,012**		**~$1,000M**	**~$400M**

* These identified projects meet the investment criteria of the fund and represent potential future investments. However, there are no assurances that these investments will be included.

** Existing operating asset which may be a potential future investment of the fund.

FORESTCITY

39

WESTCHESTER’S RIDGE HILL – SITE PLAN YONKERS, NY 40

BROOKLYN - OVERVIEW BROOKLYN, NY 41

STAPLETON – SITE PLAN STAPLETON, CO 42

SAN FRANCISCO - OVERVIEW SAN FRANCISCO, CA 43

PIER 70 – SITE PLAN SAN FRANCISCO, CA 44

WATERFRONT STATION – SITE PLAN WASHINGTON, D.C. 45

UNIVERSITY PARK AT MIT – SITE PLAN CAMBRIDGE, MA 46

CORNELL NYC TECH CAMPUS– SITE PLAN NEW YORK CITY, NY 47

NET ASSET VALUE COMPONENTS - FOOTNOTES

1) Q1 2014 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended March 31, 2014 in the Supplemental Operating Information section of the supplemental package, furnished to the SEC on form 8-K on May 7, 2014.

2) The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of April 30, 2014
	(in millions)		
Apartments:			
The Continental	$ 54.8	$ 54.8	96%
1111 Stratford	$ 23.9	$ 23.9	69%
Aster Conservatory Green	$ 49.5	$ 44.6	42%
Specialty Retail Centers:			
The Yards - Boilermaker Shops	$ 21.9	$ 21.9	86%
The Yards- Lumber Shed	$ 15.5	$ 15.5	83%
Regional Mall:			
Westchester's Ridge Hill	$ 891.1	$ 891.1	64%/73%

a) NOI for *The Continental*, *1111 Stratford*, *Aster Conservatory Green*, *The Yards - Boilermaker Shops* and *The Yards – Lumber Shed* is reflected at 5% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b) NOI for *Westchester's Ridge Hill* is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City's anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 851,000 square feet of leases that have been signed, representing 64% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 73%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c) Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q1 2014 NOI to arrive at an annual stabilized NOI of $35.8 million.

FORESTCITY

48

NET ASSET VALUE COMPONENTS - FOOTNOTES 49 In addition, we include stabilization adjustments to the Adjust Q1 2014 NOI as follows: d) Due to the temporary decline in occupancy at One Pierrepont Plaza (New York Office), we have included a stabilization adjustment to the Q1 2014 NOI to arrive at our estimate of stabilized NOI. e) Due to ongoing or planned renovations at Ballston Common Mall (Regional Mall) and Heritage (Apartments), and their effect on the NOI of each property, we have included stabilization adjustments to the Q1 2014 NOI to arrive at our estimate of stabilized NOI. f) On April 11, 2014, we disposed of Promenade Bolingbrook (Regional Mall); therefore, we have removed nonrecourse debt of $74.6 million and NOI attributable to this property. g) Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q1 2014 NOI to arrive at our estimate of stabilized NOI. h) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million. i) Other excludes tax credit income of $3.9 million and certain variable development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3) Pro-rata annualized stabilized NOI is calculated by taking the Q1 2014 stabilized NOI times a multiple of four. 4) Amounts are derived from the respective pro-rata balance sheet line item as of March 31, 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, furnished to the SEC on Form 8-K on May 7, 2014. 5) Includes $168.0 million of straight-line rent receivable (net of $11.0 million of allowance for doubtful accounts). 6) Includes $36.4 million of straight-line rent payable.

OPERATING FUNDS FROM OPERATIONS 50 Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies. We define Operating FFO as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.

RECONCILIATION OF NET EARNINGS/(LOSS) TO FFO 51 (1) See page 27 in the Supplemental Package furnished to the SEC for the 3 months ended March 31, 2014 for footnotes. 2014 2013 Net earnings (loss) attributable to Forest City Enterprises, Inc. 15,520$ (19,591)$ Depreciation and Amortization—Real Estate Groups 71,006 84,604 Gain on disposition of full or partial interests in rental properties (51,095) (15,636) Income tax expense adjustment — current and deferred (1) : Gain on disposition of full or partial interests in rental properties 19,898 6,121 FFO 55,329$ 55,498$ FFO Per Share - Diluted Numerator (in thousands) : FFO 55,329$ 55,498$ If-Converted Method (adjustments for interest, net of tax): 3.625% Puttable Equity-Linked Senior Notes due 2014 — 1,110 5.000% Convertible Senior Notes due 2016 382 382 4.250% Convertible Senior Notes due 2018 2,277 2,277 3.625% Convertible Senior Notes due 2020 1,664 — FFO for per share data 59,652$ 59,267$ Denominator: Weighted average shares outstanding—Basic 197,739,076 183,809,227 Effect of stock options, restricted stock and performance shares 1,926,005 1,446,017 Effect of convertible preferred stock — 561,772 Effect of convertible debt 32,138,215 33,499,503 Effect of convertible Class A Common Units 3,646,755 3,646,755 Weighted average shares outstanding - Diluted 235,450,051 222,963,274 FFO Per Share 0.25$ 0.27$ (in thousands) Three Months Ended March 31,

RECONCILIATION OF FFO TO OPERATING FFO 52 (1) See page 28 in the Supplemental Package furnished to the SEC for the 3 months ended March 31, 2014 for footnotes. 2014 2013 % Change FFO 55,329$ 55,498$ Net gain on land held for divestiture activity — (17,604) Write-offs of abandoned development projects — 12,896 Tax credit income (3,947) (5,447) (Gain) loss on extinguishment of debt 433 (809) Change in fair market value of nondesignated hedges 4,672 (570) Net gain on change in control of interests (2,759) — Straight-line rent adjustments (2,534) (3,110) Participation payments 1,469 590 Nets Pre-tax FFO 1,153 746 Income tax benefit on FFO (5,323) (8,146) Operating FFO 48,493$ 34,044$ 42.4 % Operating FFO Per Share - Diluted Numerator (in thousands) : Operating FFO 48,493$ 34,044$ If-Converted Method (adjustments for interest, pre-tax): 3.625% Puttable Equity-Linked Senior Notes due 2014 — 1,812 5.000% Convertible Senior Notes due 2016 625 625 4.250% Convertible Senior Notes due 2018 3,719 — 3.625% Convertible Senior Notes due 2020 2,719 — Operating FFO for per share data 55,556$ 36,481$ Denominator Weighted average shares outstanding - Diluted (1) 235,450,051 206,813,399 Operating FFO Per Share 0.24$ 0.18$ (in thousands) Three Months Ended March 31,

Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $8.9 billion in total assets (3/31/2014). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – Greater New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Chicago, Greater San Francisco, Dallas, and Philadelphia – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net